Exhibit 10.8.2

Dated March 11, 2013

(1) CARLTON COMMUNICATIONS LIMITED

- and -

(2) WHALESHARK MEDIA UK LTD

AGREEMENT

for the assignment of a lease of 6th Floor (rear),

200 Gray’s Inn Road, London WC1X 8HF

CONTENTS

1.	MAIN DETAILS	1

2.	DEFINITIONS AND INTERPRETATION	1

3.	AGREEMENT	3

4.	STANDARD CONDITIONS	3

5.	TITLE	4

6.	INSURANCE	5

7.	TRANSFER	5

8.	COMPLETION	5

9.	REGISTRATION ISSUES RELATING TO THIS AGREEMENT	6

10.	REGISTRATION ISSUES RELATING TO THE ASSIGNMENT OF THE LEASE	6

11.	POSSESSION	6

12.	INDEMNITY AGAINST LIABILITY UNDER AN AGA	7

13.	ENTIRE AGREEMENT	7

14.	RIGHTS OF THIRD PARTIES	7

15.	PROVISION OF INFORMATION	7

16.	RENT COVER	7

SCHEDULE 1: LEASE		10

APPENDIX 1: AGREED FORM OF THE TRANSFER

APPENDIX 2: AGREED FORM OF DEED OF INDEMNITY RELATING TO THE SELLER’S LIABILITY UNDER AN AUTHORISED GUARANTEE AGREEMENT

APPENDIX 3: AGREED FORM OF ESCROW LETTER

THIS AGREEMENT is made on March 11, 2013

BETWEEN the Seller and the Buyer named in the main details set out in clause 1.

1.	MAIN DETAILS

Seller:	CARLTON COMMUNICATIONS LIMITED (company number 348312) whose registered office is at The London Television Centre, Upper Ground, London SE1 9LT

Buyer:	WHALESHARK MEDIA UK LTD (company number 5112833) whose registered office is at Devonshire House, 60 Goswell Road, London EC1M 7AD

Property:	all that leasehold property known as 6th Floor (rear), 200 Gray’s Inn Road, London WC1X 8HF being the whole of the property registered at the Land Registry under title number NGL876103

Completion Date:	March 11, 2013 subject to the conditions in clause 8

2.	DEFINITIONS AND INTERPRETATION

2.1	In this agreement:

2.1.1	the terms set out in the main details at clause 1 have the respective meanings given to them there;

2.1.2	terms defined or used in the Standard Conditions have the same meanings when used in this agreement; and

2.1.3	unless the context requires otherwise:

“Buyer’s Conveyancers” means Oury Clark Solicitors, 10 John Street, London, WC1N 2EB;

“Consent” means a consent to the assignment to the Buyer of the residue of the term granted by the Lease;

“Escrow Account” means a separate designated clients interest bearing deposit account in the Buyer’s name opened up by the Buyer’s Conveyancers at Svenska Handelsbanken AB (publ) of 1st Floor Thames Central, Hatfield Road, Slough SL1 1QE;

“Incumbrances” means the matters set out in Standard Conditions 3.1.2 (b) to (e) and the matters (other than financial charges securing monies repayable by the Seller) contained or referred to in the registers of the title numbers under which title to the Property is registered;

“Insolvent” means, in relation to the Buyer, that such party is subject to:

(a)	the entry into, or the making of a proposal for, an arrangement or composition in satisfaction of its debts or a scheme of arrangement of its affairs; or

(b)	its being deemed unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986, or the convening of a meeting or the presentation of a petition or the making of an order or the passing of an effective resolution (or, in the case of a limited liability partnership, the making of an effective determination) for its winding up, (other than a solvent winding up for the purposes of amalgamation or reconstruction with the prior approval of the Landlord) or the appointment of a receiver, administrator, provisional liquidator or administrative receiver of any of its assets, or the resolution of any meeting of its directors or members to file a notice of intention to appoint an administrator or a notice of appointment of an administrator or such a notice of intention or such a notice of appointment in relation to it is filed at the court (whether under paragraph 14 or paragraph 22 of schedule B1 to the Insolvency Act 1986), or the making of an application or the presentation of a petition for the appointment of an administrator in relation to it; its dissolution or being struck off the Register of Companies, or (being a corporate body incorporated outside the United Kingdom) its dissolution or its ceasing to exist under the laws of its country or state of incorporation; or

(c)	any event analogous to any of the events listed in this definition occurring outside England;

“Landlord” means the person entitled to the reversion immediately expectant upon the termination of the term of the Lease;

“Landlord’s Account” means the Landlord’s account for the payment of the Rent detailed in the relevant Rent Demand;

“Lease” means the lease detailed in schedule 1;

“Rent” means the current rent reserved under the Lease of £460,550 per annum;

“Rent Cover Amount” means the sum of £345,412.50 payable by the Seller to the Buyer in accordance with clause 16;

“Rent Cover Period” means the period of nine months commencing on the day after actual completion;

“Rent Day” means a day specified in the Lease for the payment of the Rent which occurs within the Rent Cover Period and “Last Rent Day” shall mean the last of such days which so occurs;

“Rent Demand” means a valid and appropriate demand for the Rent sent by or on behalf of the Landlord to the Buyer detailing the quarterly payments of Rent;

“Seller’s Conveyancers” means DLA Piper UK LLP of 3 Noble Street, London EC2V 7EE (reference: BJB/50759/200367);

“Standard Conditions” means the Standard Commercial Property Conditions (Second Edition) and a reference in this agreement to a “Standard Condition” means the respective condition in the Standard Conditions; and

“VAT” means value added tax and any substituted or similar tax.

2.2	In this agreement (unless the context requires otherwise):

2.2.1	words referring to persons include firms and corporate bodies and vice versa, words in singular form include the plural and vice versa and words with any one gender include either other gender;

2.2.2	each of the headings, contents list and frontsheet is for reference only and is not to be referred to when interpreting this agreement;

2.2.3	any reference to any legislative provision includes any subsequent re-enactment or amending provision;

2.2.4	the word “including” and similar words do not limit the general effect of the words which precede them;

2.2.5	the terms “rescind”, “determine” and “terminate” may be used interchangeably as having the same meaning in the context of bringing this agreement to an end and the terms “rescission”, “determination” and “termination” may be interpreted accordingly; and

2.2.6	a party under an obligation to use “reasonable endeavours” to do something is not thereby obliged to act against its own commercial interests;

2.2.7	an obligation to do something includes an obligation to procure that it is done and an obligation not to do something includes an obligation not to allow it to be done.

3.	AGREEMENT

The Seller agrees to sell and the Buyer agrees to buy the Property subject to:

3.1	the Incumbrances;

3.2	any unregistered interests which fall within any of the paragraphs of schedule 3 to the Land Registration Act 2002; and

3.3	such unregistered interests as may affect the Property to the extent and for so long as they are preserved by the transitional provisions of schedule 12 to the Land Registration Act 2002,

on the terms of this agreement for the unexpired residue of the term created by the Lease.

The Seller warrants to the Buyer that the Seller has disclosed to the Buyer any such matters which as referred to in clauses 3.2 and 3.3 which it is aware of.

4.	STANDARD CONDITIONS

4.1	Except insofar as they are varied by the modifications set out in clause 4.2 or inconsistent with the express provisions of this agreement, all of the conditions in part 1 of the Standard Conditions are incorporated (and are deemed incorporated for the purposes of section 2 of the Law of Property (Miscellaneous Provisions) Act 1989) in this agreement.

4.2	The modifications to the Standard Conditions are as follows:

4.2.1	for the purposes of Standard Condition 1.1.1(e) “contract rate” means four per cent above the base rate from time to time of The Royal Bank of Scotland plc;

4.2.2	for the purposes of Standard Condition 1.1.1(g) “direct credit” means a direct transfer of cleared funds from either the client account of the Buyer’s conveyancers, maintained at a clearing bank, or another account maintained at a clearing bank approved by the Seller’s Conveyancers, to an account nominated by the Seller’s Conveyancers and maintained at a clearing bank;

4.2.3	Standard Condition 8.3.3 is to be amended to read as follows: “In apportioning any sum, it is to be assumed that the seller owns the property until the end of the day on which the apportionment is to be made but with the outgoings in relation to the property on the date of actual completion being borne 50:50 between the seller and the buyer.”;

4.2.4	Standard Condition 8.8.2 is to be construed as if it were followed by the words: “If a notice to complete is served by the Seller or the Buyer, the other will immediately pay to the party which served such notice £350 plus VAT towards the costs of preparing and serving such notice”;

4.2.5	where the Property is leasehold, in addition to any amount of compensation payable on any premium under Standard Condition 9.3.2, compensation under Standard Condition 9.3.2 also includes an amount equal to any rent reserved by the Lease and other sums (except interest for late payment) due under the Lease for the period from and including the Completion Date to and including the date of actual completion but not any day on which the Seller was in default under the contract;

4.2.6	the reference in Standard Condition 10.3.4(a) to section I9A of the Landlord and Tenant Act 1927 is to be construed as if it was to section 19(1 A) of that Act;

4.2.7	references to “purchase price” in the Standard Conditions are to be construed as if they were references to the Reverse Premium and such other changes to the Standard Conditions are to be made as may be required to deal with the fact that the consideration for the sale and purchase of the Property under this agreement is the Reverse Premium payable by the Seller to the Buyer;

5.	TITLE

The Buyer acknowledges that:

5.1	the Seller has provided the Buyer with proof of the title to the Property in accordance with Standard Condition 6.1 and a copy of the Lease in accordance with Standard Condition 10.1.2; and

5.2	it may not raise requisitions in relation to any of such matters and/or the Incumbrances other than any adverse matters disclosed in any Land Registry priority search undertaken by the Buyer’s Conveyancer prior to the Completion Date.

6.	INSURANCE

Subject to the provisions of Standard Condition 7.1 and subject to the Seller complying with its obligations in Schedule 7 of the Lease the Property is at the risk of the Buyer.

7.	TRANSFER

The transfer to the Buyer is to be in the form set out in appendix 1.

8.	COMPLETION

8.1	If the Seller’s Conveyancers agree to complete without the personal attendance of the Buyer’s conveyancers, this does not mean that they have agreed to act as the agents of the Buyer’s conveyancers at completion. If the Completion Date is a day which is not a working day, completion is to fall due on the last working day beforehand.

8.2	Completion on the Completion Date is conditional on every Consent being obtained on reasonable terms, each Consent being evidenced in a written, formal licence to assign, dated and signed or executed by or on behalf of each of the parties to it.

8.3	The Seller will apply for and use all reasonable endeavours to obtain every Consent as required by the Lease, but the Seller will not be obliged to seek any declaration of the Court that a Consent has been or is being unreasonably withheld.

8.4	The Buyer will supply all information, accounts and references as the Landlord may reasonably require in connection with an application for or consideration of any Consent.

8.5	The Buyer shall ensure that any amendments that the Buyer proposes to make to any form of Consent that has been submitted to the Buyer or to the Buyer’s Conveyancer, are communicated promptly to the Seller’s Conveyancer.

8.6	Should the Landlord require the Buyer to procure or enter into any guarantees, rental or other deposits, direct covenants or other security for the performance of the tenant covenants of the Lease which the Buyer believes in its absolute discretion is unreasonable the Buyer may by notice to the Seller rescind this agreement and neither of the parties will have any further rights or obligations under this agreement.

8.7	If on the Completion Date every Consent has not been obtained completion will be delayed to the date which is as soon as reasonably practicable (both parties using reasonable endeavours to achieve this) and in any event within three working days after every Consent has been obtained in accordance with clause 8.2.

8.8	If any Consent has not been obtained on reasonable terms by 4.00 pm on 31 March 2013, this agreement may be rescinded:

8.8.1	by the Seller giving notice to the Buyer; or

8.8.2	by the Buyer giving notice to the Seller.

8.9	Without prejudice to Condition 8.5, if a notice to rescind is served under this clause, neither of the parties will have any further rights or obligations under this contract.

8.10	Standard Condition 10.3 does not apply to this agreement.

9.	REGISTRATION ISSUES RELATING TO THIS AGREEMENT

9.1	The Buyer must not disclose this agreement or provide any copy of this agreement or provide any details (other than those necessary to register a unilateral notice of this agreement against the Seller’s title to the Property under rule 83 of the Land Registration Rules 2003) to the Land Registry.

9.2	From the date of actual completion until the registration of the transfer of the Property has been completed in accordance with the provisions of schedule 2 to the Land Registration Act 2002, the Seller:

9.2.1	is not to exercise any rights under the Lease without the consent of the Buyer;

9.2.2	will as soon as reasonably practicable notify the Buyer of any notices served on the Seller or proceedings commenced against the Seller after actual completion relating to the Property or the Lease;

9.2.3	will at the request and cost of the Buyer take such action, serve such notices and commence such proceedings as the Buyer reasonably requires relating to the Property or the Lease;

9.2.4	irrevocably appoints the Buyer to act as its agent and to carry out all such acts and execute all such documents in relation to the Property, or the Lease and the matters referred to in clause 9.2.3 as the Buyer may in its reasonable discretion consider appropriate.

9.3	The Buyer indemnifies the Seller against any liability arising out of:

9.3.1	the Seller complying with any requests made by the Buyer in accordance with the provisions of clause 9.2.3; or

9.3.2	the appointment of the Buyer as the Seller’s agent in accordance with the provisions of clause 9.2.4.

10.	REGISTRATION ISSUES RELATING TO THE ASSIGNMENT OF THE LEASE

The Buyer will at its own expense and as soon as practicable:

10.1	procure that it becomes registered at the Land Registry as proprietor of the Lease;

10.2	procure that all rights granted and reserved by the Lease are properly noted against the affected titles; and

10.3	provide the Seller with an official copy of the register relating to title number NGL863125 showing itself registered as proprietor.

11.	POSSESSION

The Property is sold with vacant possession on completion.

12.	INDEMNITY AGAINST LIABILITY UNDER AN AGA

If the Seller is required to enter into an authorised guarantee agreement as defined in section 28(1) of the Landlord and Tenant (Covenants) Act 1995 as a condition of the landlord’s consent for the sale of the Property, the Buyer must execute as a deed a deed in the form set out in appendix 2 and deliver the duly executed deed to the Seller at completion.

13.	ENTIRE AGREEMENT

The Buyer confirms that it is not entering into this agreement in reliance upon any representation or warranty whether express or implied given by or on behalf of the Seller other than any contained in the replies to CPSE Enquiries or Seller’s Conveyancers’ written replies to enquiries before contract made in writing by the Buyer’s conveyancers. This agreement contains the whole agreement between the Seller and the Buyer relating to the sale of the Property and supersedes all previous agreements between such parties on such matter.

14.	RIGHTS OF THIRD PARTIES

A person who is not party to this agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this agreement. This clause docs not affect any right or remedy of any person which exists or is available otherwise than pursuant to that Act.

15.	PROVISION OF INFORMATION

The Buyer acknowledges that:

15.1	it has had full opportunity to inspect and survey the Property and carry out investigations thereon;

15.2	it has satisfied itself as to the condition of the Property; and

15.3	that accordingly, it accepts that in the event of a determination failing to be made in respect of the Property under section 78F of the Environmental Protection Act 1990, the exclusion test set out at paragraphs D.57 to D.61 of the statutory guidance issues under section 78F(6) and (7) of that Act (Test 3 - “Sold with Information”) should apply on the transfer of the Property so as to transfer any liabilities relating to the condition of the Property from the Seller to the Buyer.

16.	RENT COVER

16.1	On completion, the Seller shall pay the Rent Cover Amount to the Buyer’s Conveyancer and the Buyer’s Conveyancer will transfer the Rent Cover Amount into the Escrow Account.

16.2	On completion the Buyer and the Seller will sign, and the Buyer will procure that the Buyer’s Conveyancers countersign, a letter in the form annexed at appendix 3 in relation to the Escrow Account.

16.3	Within five workings days of receipt by the Buyer of a Rent Demand the Buyer shall notify the Seller and the Buyer’s Conveyancer in writing and shall provide the Seller and Buyer’s Conveyancer with a copy of the Rent Demand.

16.4	Subject to clause 16.5, within five working days of receipt of the Rent Demand from the Buyer in accordance with clause 16.3, the Buyer’s Conveyancer will transfer from the Escrow Account to the Landlord’s Account a sum equal to the Rent (but not any VAT thereon) as set out in the relevant Rent Demand.

16.5	In respect of the payment of Rent due on the Last Rent Day the Buyer’s Conveyancer will transfer from the Escrow Account to the Landlord’s Account a sum equal to the Rent (but not any VAT thereon) in respect of the period from and including the Last Rent Day up to and including the end of the Rent Cover Period.

16.6	For the avoidance of doubt, the Seller shall not be obliged to pay to the Buyer a sum equivalent to any VAT detailed on any Rent Demand and all such VAT shall be payable by the Buyer.

16.7	The Buyer’s Conveyancer will provide to the Seller’s Conveyancer confirmation detailing the amount remaining in the Escrow Account following each transfer pursuant to clauses 16.4 or 16.5.

16.8	The Rent Cover Period shall end on the earliest of:

16.8.1	the date upon which the Rent Cover Amount is paid in full to the Buyer;

16.8.2	the date upon which the Lease is determined (howsoever occurring);

16.8.3	the date upon which the Buyer is Insolvent; and

16.8.4	the date upon which the Buyer completes an assignment of the Lease.

16.9	The Buyer shall not agree to or enter into any variation of the Lease or concession arrangement with the Landlord as to the Rent during the Rent Cover Period without the prior written approval of the Seller.

16.10	All interest earned upon the Rent Cover Amount whilst held in the Escrow Account shall belong to the Buyer.

16.11	The terms of this clause are personal to the Buyer and shall not extend to its successors in title.

16.12	The Seller and Buyer shall each act in good faith to the other in respect of the operation of this clause.

17.	RETENTION

17.1	The Seller’s Conveyancers will obtain from the Seller and retain on the Completion Date:

17.1.1	the sum of £18,488.33 to cover any excess in the service charges due for the Property for the year ending 31 December 2012 (“2012 Retention”); and

17.1.2	the sum of £2,854.58 to cover any excess in the service charges due for the Property for the year ending 31 December 2013 (“2013 Retention”),

to cover the Seller’s period of ownership up to the Completion Date.

17.2

Once the final certificate for either of the service charge years ending 31 December 2012 or 31 December 2013 has been issued the Buyer’s Conveyancers will contact the Seller’s Conveyancers and provide a copy of the relevant final certificate and the Seller’s Conveyancers will forthwith release the appropriate sum from the relevant retention to the Buyer’s Conveyancers (or, if appropriate, the Seller will pay to the Buyer any overpayment of service charges made by the Seller in accordance with Standard Condition 8.3.5) and any excess of either retention sum in relation to the relevant service charge year shall be returned by the Seller’s Conveyancer to the Seller.

17.3	Subject to Standard Condition 8.3.5, if the final certificate for any service charge year is not received by the Buyer from the Landlord within 12 months of the end of the relevant service charge year then the Seller’s Conveyancers may return to the Seller the retention relating to that year.

18.	BREACH OF TENANT’S COVENANTS

18.1	The Seller warrants to the Buyer that it has not received from the Landlord any notice of any subsisting breaches of any condition or tenant’s obligation contained in the Lease and is not aware of anything which at the date of this Agreement would render the Lease liable to forfeiture, save insofar as such matters relate to the physical state or condition of the Property.

SCHEDULE 1: LEASE

Date	Document	Parties

10/01/2007	Underlease	(1)	Braiseworth Investments Limited and Billingford Investments Limited

		(2)	Carlton Communications Limited

Signed for and on behalf of CARLTON	)
COMMUNICATIONS LIMITED by:	)	Signature	/s/ Andrew Garard

		Name (block capitals)	ANDREW GARARD
Director/authorised signatory

Signed for and on behalf of WHALESHARK	)
MEDIA UK LTD by:	)	Signature	/s/ Michael D. Lester

		Name (block capitals)	MICHAEL D. LESTER
Director/authorised signatory

APPENDIX 1: AGREED FORM OF THE TRANSFER

Land Registry Transfer of whole of registered title(s)	TR1

If you need more room than is provided for in a panel, and your software allows, you can expand any panel in the form. Alternatively use continuation sheet CS and attach it to this form.

Leave blank if not yet registered.	1	Title number(s) of the property: NGL876103

Insert address including postcode (if any) or other description of the property, for example ‘land adjoining 2 Acacia Avenue’.	2	Property: Sixth Floor Premises (rear), 200 Grays Inn Road, London WC1X 8HF

	3	Date:

Give full name(s).	4	Transferor: CARLTON COMMUNICATIONS LIMITED

Complete as appropriate where the transferor is a company.		For UK incorporated companies/LLPs Registered number of company or limited liability partnership including any prefix: 348312 For overseas companies
		(a) Territory of incorporation:

		(b) Registered number in England and Wales including any prefix:

Give full name(s).	5	Transferee for entry in the register: WHALESHARK MEDIA UK LTD

Complete as appropriate where the transferee is a company. Also, for an overseas company, unless an arrangement with Land Registry exists, lodge either a certificate in Form 7 in Schedule 3 to the Land Registration Rules 2003 or a certified copy of the constitution in English or Welsh, or other evidence permitted by rule 183 of the Land Registration Rules 2003.		For UK incorporated companies/LLPs Registered number of company or limited liability partnership including any prefix: 5112833
		For overseas companies
		(a) Territory of incorporation:
		(b) Registered number in England and Wales including any prefix:

Each transferee may give up to three addresses for service, one of which must be a postal address whether or not in the UK (including the postcode, if any). The others can be any combination of a postal address, a UK DX box number or an electronic address.	6	Transferee’s intended address(es) for service for entry in the register: Sixth Floor Premises (rear), 200 Grays Inn Road, London WC1X8HF

	7	The transferor transfers the property to the transferee

Place ‘X’ in the appropriate box. State the currency unit if other than sterling. If none of the boxes apply, insert an appropriate memorandum in panel 11.	8	Consideration
		☐	The transferor has received from the transferee for the property the following sum (in words and figures):

		☒	The transfer is not for money or anything that has a monetary value

		☐	Insert other receipt as appropriate:

Place ‘X’ in any box that applies.	9	The transferor transfers with

Add any modifications.		☒	full title guarantee

		☐	limited title guarantee

Subject to the modifications in panel 11.

Where the transferee is more than one person, place ‘X’ in the appropriate box. Complete as necessary.	10	Declaration of trust. The transferee is more than one person and
		☐	they are to hold the property on trust for themselves as joint tenants

		☐	they are to hold the property on trust for themselves as tenants in common in equal shares

		☐	they are to hold the property on trust: for themselves as tenants in common in the following shares:-

Insert here any required or permitted statement, certificate or application and any agreed covenants, declarations and soon.	11	Additional provisions
“Lease” means the lease under which the Property is held by the Transferor dated 10 January 2007 and made between (1) Braiseworth Investments Limited and (2) Carlton Communications Limited

		1.	The Property is transferred with full title guarantee save that:

			A.	The covenant set out in section 2(1)(b) of the Law of Property (Miscellaneous Provisions) Act 1994 (“1994 Act”) does not extend to the Transferor doing what is required under such section at its own cost and such covenant is modified by the deletion of the words “at his own cost” and the substitution of the words “at the cost of the Transferee”.

	B.	The covenant set out in section 3 of the 1994 Act shall not extend to implying any covenant on the part of the Transferor that at the date of this transfer there is:

(i) no subsisting breach of a condition or tenant’s obligation contained in the Lease; or

(ii) nothing which at the date of this assignment would render the Lease liable to forfeiture,

insofar as such matters relate to the physical state or condition of the Property.

	C.	The covenant set out in section 4(1)(b) of the 1994 Act shall not extend to any breach of the Lease relating to the physical state or condition of the Property.

	D.	All matters recorded at the date of this deed in registers open to public inspection are deemed to be within the actual knowledge of the Assignee for the purposes of section 6(2)(a) of the 1994 Act, notwithstanding section 6(3) of the 1994 Act.

2.	The Transferee covenants with the Transferor that the Transferee shall from the date of this Transfer for the residue of the term of the Lease or, if earlier, until the Transferee is released from the tenant covenants of the Lease by virtue of the Landlord and Tenant (Covenants) Act 1995:

	A.	pay the rent and observe and perform the tenant covenants and all terms and conditions contained or referred to in the Lease; and

	B.	keep the Transferor indemnified against all proceedings, costs, claims and expenses arising out of any failure to do so.

3.	The Transferee covenants with the Transferor by way of indemnity only, that the Transferee shall observe and perform the charges, encumbrances, covenants and restrictions contained or referred to in the Title Number NGL876103 in so far as they are subsisting and capable of taking effect and shall keep the Transferor indemnified against all proceedings, costs, claims and expenses arising from any failure to do so.

4.	The Transferor covenants with the Transferee up to the date hereof that it has punctually paid or discharged any debt or liabilities which it has incurred in relation to the Property including but not limited to all rent and other outgoings payable under the Lease and will keep the Assignee indemnified against all claims and demands in respect thereof.

5.	A person who is not party to this transfer has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this transfer. This provision does not affect any right or remedy of any person which exists or is available otherwise than pursuant to that Act.

6.	The parties intend this transfer to be delivered on the first date specified on page 1 of this transfer.

The transferor must execute this transfer as a deed using the space opposite. If there is more than one transferor, all must execute. Forms of execution are given in Schedule 9 to the Land Registration Rules 2003. If the transfer contains transferee’s covenants or declarations or contains an application by the transferee (such as for a restriction), it must also be executed by the transferee.	12	Execution
		Executed as a deed by CARLTON COMMUNICATIONS LIMITED acting by a director, in the presence of:	Director

		Signature of Witness

		Name, Address and Occupation of Witness

		Executed as a deed by
		WHALESHARK MEDIA UK LTD acting by a director, in the presence of:	Director

		Signature of Witness

		Name, Address and Occupation of Witness

WARNING

If you dishonestly enter information or make a statement that you know is, or might be, untrue or misleading, and intend by doing so to make a gain for yourself or another person, or to cause loss or the risk of loss to another person, you may commit the offence of fraud under section 1 of the Fraud Act 2006, the maximum penalty for which is 10 years’ imprisonment or an unlimited fine, or both.

Failure to complete this form with proper care may result in a loss of protection under the Land Registration Act 2002 if, as a result, a mistake is made in the register.

Under section 66 of the Land Registration Act 2002 most documents (including this form) kept by the registrar relating to an application to the registrar or referred to in the register are open to public inspection and copying. If you believe a document contains prejudicial information, you may apply for that part of the document to be made exempt using Form EX1, under rule 136 of the Land Registration Rules 2003.

APPENDIX 2: AGREED FORM OF DEED OF INDEMNITY RELATING TO THE

SELLER’S LIABILITY UNDER AN AUTHORISED GUARANTEE AGREEMENT

DATED                      2013

(1) CARLTON COMMUNICATIONS LIMITED

- and -

(2) WHALESHARK MEDIA UK LTD

AGREEMENT

relating to

liability under an authorised guarantee

agreement relating to a lease of

6th Floor (rear), 200 Gray’s Inn Road, London

WC1X 8HF

CONTENTS

1.	DEFINITIONS	1

2.	INTERPRETATION	1

3.	ASSIGNEE’S OBLIGATIONS	2

4.	GUARANTOR’S RIGHTS	2

5.	THIRD PARTY RIGHTS	2

6.	NOTICES	2

7.	DELIVERY	2

THIS DEED is made on                      2013

BETWEEN (1) the Guarantor and (2) the Assignee respectively named in clause 1.

1.	DEFINITIONS

In this deed:

“Assignee” means Whaleshark Media UK Ltd (registered in the United Kingdom with company number 5112833) whose registered office is at Devonshire House, 60 Goswell Road, London EC1M 7AD;

“Assignment” means the assignment today of the Property by the Guarantor to the Assignee;

“Guarantor” means Carlton Communications Limited (registered in the United Kingdom with company number 348312) whose registered office is at The London Television Centre, Upper Ground, London SE1 9LT;

“Landlord” means (where relevant) the landlord under the Lease for the time being;

“Lease” means a lease dated 10 January 2007 and made between (1) Braiseworth Investments Limited and Billingford Investments Limited and (2) the Guarantor by which the Property was let for a term from and including 17 March 2006 to and including 24 December 2023 and includes any document which is supplemental to or collateral with it;

“Property” means the property demised by the Lease, namely 6th Floor (rear), 200 Gray’s Inn Road, London WC1X 8HF; and

“Tenant Covenants” has the meaning given to such term by section 28 of the Landlord and Tenant (Covenants) Act 1995.

2.	INTERPRETATION

In this deed:

2.1	obligations undertaken by a party which comprises more than one person bind those persons jointly and severally;

2.2	an obligation to do something includes an obligation to procure that it is done and an obligation not to do something includes an obligation not to allow it to be done;

2.3	any reference to any legislative provision includes any subsequent re-enactment or amending provision;

2.4	words referring to persons include firms and corporate bodies and vice versa, words in singular form include the plural and vice versa and words with any one gender include cither other gender;

2.5	the obligations undertaken by the Assignee are covenants with the Guarantor; and

2.6	each of the headings, contents list and frontsheet is for reference only and is not to be referred to when interpreting this deed.

1

3.	ASSIGNEE’S OBLIGATIONS

From today until the Assignee is released from the Tenant Covenants in the Lease under the provisions of the Landlord and Tenant (Covenants) Act 1995 the Assignee will:

3.1	indemnify the Guarantor against all liabilities (including liabilities under claims, demands, proceedings and awards) in relation to any matters (including costs, expenses, losses, damages, compensation and penalties) under the authorised guarantee agreement which the Landlord requires the Guarantor to enter into (pursuant to section 16 of the Landlord and Tenant (Covenants) Act 1995) in relation to the Assignment;

3.2	give the Guarantor notice as soon as practicable after becoming aware of anything that is or may become a breach of the Tenant Covenants and any proceedings instituted of threatened by the Landlord in relation to any such breach or alleged breach;

4.	GUARANTOR’S RIGHTS

The Guarantor does not have to refer any claims made to it directly by the Landlord to the Assignee and may pay or settle all and such claims as it sees fit without affecting the Assignee’s liability under this deed.

5.	THIRD PARTY RIGHTS

A person who is not party to this deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this deed. This clause docs not affect any right or remedy of any person which exists or is available otherwise than under that Act.

6.	NOTICES

The provisions as to service of notices in the Lease with all necessary changes having first been made apply to this deed.

7.	DELIVERY

This deed is executed as a deed and the parties intend that it is delivered today.

Signed as a deed by CARLTON	)
COMMUNICATIONS LIMITED in the	)
presence of:	)
	)	Signature

Witness signature

Witness name)
(block capitals

Witness address

2

Signed as a deed by WHALESHARK	)
MEDIA UK LTD in the presence of:	)
)
	)	Signature

Witness signature

Witness name)
(block capitals

Witness address

3

APPENDIX 3: AGREED FORM OF ESCROW LETTER

Your ref:

Our ref: BJD/50759/200367

Oury Clark Solicitors

10 John Street

London WC1N 2EB

            2013

Dear Sirs

6TH FLOOR (REAR), 200 GRAY’S INN ROAD, LONDON WC1X 8HF (“PROPERTY”) ARRANGEMENTS REGARDING ESCROW ACCOUNT

We (1) Whaleshark Media UK Ltd (“Buyer”) and (2) Carlton Communications Limited (“Seller”) write in connection with the agreement entered into today between us for the sale and purchase of the Property by the Seller and the Buyer respectively (“Agreement”).

Any expressions contained in this letter shall, unless the context otherwise requires, bear the meanings given to them in the Agreement.

Under the Agreement the sum of £307,033 (“Rent Cover Amount”) is to be paid into the Escrow Account referred to below to be held by you in accordance with the terms of this letter and not released other than to the Landlord in order to discharge the Buyer’s obligation to pay the Rent under the Lease (as defined in the Agreement).

We are writing to confirm our agreement as to the terms on which the Escrow Account is to be established and the Rent Cover Amount is to be held by your firm.

1.	You are hereby irrevocably instructed by us as follows:

(a)	to set up immediately a separately designated interest bearing deposit account (“Escrow Account”) with Svenska Handelsbanken AB (publ) of 1st Floor, Thames Central, Hatfield Road, Slough SL1 1QE (“Bank”) in the name of your firm requiring the signature of a partner of your firm to make any payment or payments out of the Escrow Account;

(b)	to only instruct the Bank to make a payment or payments out of the Escrow Account upon your receiving either:

(i)	a valid and appropriate demand for the Rent sent by or on behalf of the Landlord to the Buyer detailing the quarterly payments of Rent; or

(ii)	an order of a court of the competent jurisdiction (being England or Wales);

in either case requiring that payment to be made;

(c)	to only make payments from the Escrow Account into the Landlord’s Account (as defined in the Agreement);

1

(d)	to permit the Bank to deduct any amounts of tax which are required by law to be deducted from the Escrow Account or which the Bank properly considers is required by law to be deducted from the Escrow Account;

(e)	to permit to be charged to the Escrow Account any fees, charges, costs and expenses which the Bank may properly charge in connection with these arrangements;

(f)	to withdraw from the Escrow Account an amount equal to the amount of tax (if any) on the interest earned in respect of the Escrow Account for which you may become liable;

(g)	subject to paragraph (b) and (e) to apply all interest paid by the Bank in relation to the Escrow Account and/or the Rent Cover Amount to the credit of the Escrow Account in accordance with the terms of the Agreement;

(h)	you shall not exercise any discretion in the operation and maintenance of the Escrow Account or retention or release of the Rent Cover Amount and, subject to paragraphs (b) to (f) above, you shall not permit any withdrawals whatsoever from the Escrow Account; and

(i)	if you no longer wish to be the holder of the Escrow Account you may give each of us 10 days written notice, upon receipt of which we shall endeavour promptly to find an organisation to replace your firm as holder of the Escrow Account. We shall attempt to put the substitute arrangements in place by the expiration of the 10 day notice period or if this has not proved possible as soon as possible after that. For the avoidance of doubt your firm will hold and operate the Escrow Account in accordance with this letter until the substitute arrangements have been put in place.

The instructions set out in this paragraph 1 may only be varied or countermanded in writing signed by each of us.

2.	All notices and instructions given in accordance with this letter to your firm or to us shall be in writing and delivered by hand or sent by prepaid first class post to the addressee concerned at the relevant address or number and marked for the attention of the relevant person, all as shown in Paragraph 2.2 (subject to any amendments which cither of you or either of us shall give by notice in writing to each other in accordance with this paragraph) or, in relation to notices and instructions given to your firm only, by email. Any such communication shall take effect if delivered or posted upon delivery.

3.	The initial details for the purposes of Paragraph 2 are:

(a)	If to Oury Clark Solicitors

Address: 10 St John Street, London WC IN 2EB

Marked for the attention of: Ashi Patel

Email: aslii.patel@ocsolicitors.com

(b)	If to the Buyer

Address: Devonshire House, 60 Goswell Road, London EC1M 7AD

Marked for the attention of: Michael D. Lester

2

(c)	If to the Seller

Address: 1TV plc, London Television Centre, Upper Ground, London SE1 9CT

Marked for the attention of: Matthew Parish

4.	Miscellaneous

a)	This letter may be executed in several counterparts, each of which when executed shall be deemed an original but all of which together shall constitute one and the same instrument.

b)	This letter and any disputes or claims arising out of or in connection with its subject matter or formation (including non-contractual disputes and claims) are governed by and construed in accordance with the law of England.

c)	The courts of England have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this agreement or its subject matter or formation (including non-contractual disputes or claims).

Please countersign and return the attached copy of this letter to signify your acceptance of the instructions contained in it.

Yours faithfully

Whaleshark Media UK Ltd

By Michael D. Lester, Director

Carlton Communications Limited

By                     , Director/Authorised Signatory

On copy:

We accept the instructions contained in the letter of which this is a copy

Oury Clark Solicitors

By Ashi Patel, Partner

3